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                                                                EXHIBIT 4.4

                        VOID AFTER              , 2002
                             WARRANT CERTIFICATE
                         FOR PURCHASE OF COMMON STOCK

     NUMBER                                                  PURCHASE WARRANTS
 W
-----------------                                            ------------------

                    [AMVESTORS FINANCIAL CORPORATION LOGO]


                                                             CUSIP
This certifies that FOR VALUE RECEIVED,







is the registered holder (the "Registered Holder") of the number of Warrants (the "Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder, but only subject to the terms and conditions set forth herein and in the Warrant Agreement (as hereinafter defined), to purchase one fully paid and nonassessable share (each a "Warrant Share") of Common Stock, no par value (the "Common Stock"), of AmVestors Financial Corporation, a Kansas corporation (the "Company") at any time after issuance through the Expiration Date (as hereinafter defined), upon presentation and surrender of this Warrant Certificate and the Subscription Form on the reverse hereof duly executed at the principal office of Boatmen's Trust Company as Warrant Agent or its
successor (the "Warrant Agent"), accompanied by payment of $             per
share of Common Stock (the "Exercise Price") in lawful money of the United States of America by money order or certified or official bank check made payable to the Company.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to, and are subject in all respects to the terms and conditions set
forth in the Warrant Agreement, dated           , 1996 (the "Warrant
Agreement"), by and between the Company and the Warrant Agent.

        Prior to the Expiration Date, upon the occurrence of certain events provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates, which the Warrant Agent shall countersign, for the balance of such Warrants.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall, for all purposes, have the same effect as if set forth on the front side hereof.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

DATED:

COUNTERSIGNED:

                                                BOATMEN'S TRUST COMPANY,
                                                       as warrant agent



                                                By:
                                                   ---------------------------
                                                   Authorized Officer


                          [AMVESTORS CORPORATE SEAL]



                       AMVESTORS FINANCIAL CORPORATION

ATTEST:                                 By:
       -------------------------           --------------------------
       Lynn F. Hammer                      Ralph W. Laster, Jr.
       Secretary                           Chairman
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                       AMVESTORS FINANCIAL CORPORATION

     The "Expiration Date" shall mean        , 2002, or such earlier date as
all of the Warrant shall be exercised or redeemed.  No Warrant may be exercised after the 5:00 P.M. (Central Standard time) on the Expiration Date and all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Central Standard time, on the Expiration Date.
     The Warrants have been registered under the Securities Exchange Act of 1934, as amended, pursuant to a registration statement on Form 8-A
(Registration No. [   ]) which was declared effective by the Securities and
Exchange Commission on [       ], 1996.  The Company has agreed to use its
best efforts to keep such registration statement in effect until the Expiration Date, or until such earlier time as no Warrants remain outstanding, and to register and qualify the Warrants and the Warrant Shares to be delivered upon exercise of the Warrants under the laws of each jurisdiction in which such registration or qualification is necessary.
     This Warrant Certificate is exchangeable upon surrender hereof by the Registered Holder at the principal office of the Warrant Agent in St. Louis or the principal office of the Company in Topeka for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate the number of Warrants evidenced by the Warrant Certificate or Warrant Certificates so surrendered.
     Prior to due presentment for registration or transfer of this Warrant Certificate, the Company and the Warrant Agent shall deem and treat the Registered Holder hereof as the absolute owner of Warrants (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes and no transfer or exchange will be effective unless made in accordance with Sections 10 and 11 of the Warrant Agreement and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Kansas.

--------------------------------------------------------------------------------
                              SUBSCRIPTION FORM
   (To Be Executed by the Registered Holder In Order to Exercise Warrants)


     The undersigned Registered Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                                                  PLEASE INSERT SOCIAL SECURITY
                                                   OR OTHER IDENTIFYING NUMBER
                                                  _____________________________

_______________________________________________________________________________

and be delivered to:___________________________________________________________
                        (PLEASE PRINT OR TYPE NAME AND ADDRESS)

_______________________________________________________________________________

and if such number of exercised Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.
     The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc., if not solicited by an NASD member, please write "unsolicited" in the space below.

_______________________________________________________________________________
                   (PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                 ______________________________________________
                                             (NAME OF NASD MEMBER)

Dated:__________________         X
                                 ______________________________________________
                                        (SIGNATURE OF REGISTERED HOLDER)

                                 ______________________________________________

                                 ______________________________________________

                                 ______________________________________________
                                         (PLEASE PRINT OR TYPE NAME AND
                                          ADDRESS OF REGISTERED HOLDER)
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____________________________________________________________
SIGNATURE GUARANTEE STAMP REQUIRED HERE
IF SECURITIES ARE TO BE ISSUED TO
PERSON OTHER THAN REGISTERED HOLDER


                                                            ASSIGNMENT

                                To Be Executed by the Registered Holder in Order to Assign Warrants


FOR VALUE RECEIVED, ________________________________________________________________________________hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY
      OR OTHER IDENTIFYING NUMBER
_____________________________________

_______________________________________________________________________________________________________________________________
                                              (PLEASE PRINT OR TYPE NAME AND ADDRESS)
_______________________________________________________________________________________________________________________________
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
________________________________________________________________________________________________________________________Attorney
to transfer the Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_______________________________________                      X__________________________________________________________
                                                                                 (Signature of Registered Holder)












____________________________________________________________
SIGNATURE GUARANTEE STAMP REQUIRED HERE


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND ALL REQUIRED SIGNATURE GUARANTEES
MUST BE PROVIDED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

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